Exhibit b-1

                                  Eastern Utilities Associates
                                       Balance Sheet

                                                       Proforma
                                                  Adjusting Entries


                                                  (a)            (b)
                                  Actual                       Montaup
                                   as of        Capital        Acquisition           EUA
Assets                          June 30,1999   Contribution   From Eastern        Proforma

   Net Utility Plant

   Net Non-Utility Property
   Inv. Subsidiaries              325,612        40,000        215,615             365,612
                                                              (215,615)
   Other Investments                    1                                                1
        Total                     325,613        40,000                            365,613

   Current Assets                  47,156                                           47,156

   Deferred Debits and
     Other Non Current Assets      25,202                                           25,202
        Total Assets              397,971        40,000                            437,971

Liabilities

Capitalization
   Common Stock                   102,180                                          102,180
   Other Paid in Capital          214,203                                          214,203
   Retained Earnings               55,889                                           55,889
        Total Common Equity       372,272                                          372,272

   Preferred Stock
   Preferred Stock Exp/Premium
   Long Term Debt
        Total Capitalization      372,272                                          372,272

Short term debt                    17,860        40,000                             57,860
Other Current Liabilities           2,870                                            2,870

Deferred Credits and Other
   Non-current Liabilities          4,969                                            4,969

        Total Liabilities         397,971        40,000                            437,971

Exhibit b-2

                                     Eastern Edison
                                     Balance Sheet

                                               Proforma
                                          Adjusting Entries

                                Actual      (a)          (b)         (c)          (d)           (e)            (f)
                                 as of    Montaup      Eastern FMB  EUA Cap.     Eastern FMB   Eastern FMB  Montaup    Eastern Ed
Assets                       June 30,1999 Redemption   Redemption  Contribution  Redemption    Redemption   Spin-Off    Proforma

   Net Utility Plant            150,744                                                                                  150,744

   Net Non-Utility Property          96                                                                                       96
   Inv. Subsidiaries            270,365   (54,750)                                                          (215,615)

   Other Investments                 10                                                                                       10
        Total                   421,215   (54,750)                                                          (215,615)    150,850

   Current Assets                58,240    54,750      (48,000)     40,000        (40,000)                                64,990

   Deferred Debits and
     Other Non Current Assets    18,239                                                                                   18,239
        Total Assets            497,694                (48,000)     40,000        (40,000)                  (215,615)    234,079




Liabilities

Capitalization
   Common Stock                  58,485                                                                      (28,080)     30,405
   Other Paid in Capital         38,005                             40,000                                   (78,005)          0
   Retained Earnings            109,530                                                                     (109,530)          0
        Total Common Equity     206,020                             40,000                                  (215,615)     30,405

   Redeemable Pref. Stock        30,000                                                                                   30,000
   Preferred Stock Exp/Premium   (1,823)                                                                                  (1,823)
   Long Term Debt               162,567                (48,000)                   (40,000)    (35,000)                    39,567
        Total Capitalization    396,764                (48,000)     40,000        (40,000)    (35,000)      (215,615)     98,149

Short term debt                                                                                35,000                     35,000
Other Current Liabilities        63,263                                                                                   63,263

Deferred Credits and Other
   Non-current Liabilities       37,667                                                                                   37,667

        Total Liabilities       497,694                (48,000)     40,000        (40,000)                  (215,615)    234,079

Exhibit b-3

                                              Montaup
                                           Balance Sheet


                                                         Proforma
                                                     Adjusting Entries

                                  Actual        (a)         (b)
                                   as of      Somerset    Securities     Montaup
Assets                          June 30,1999   Sale       Redemption     Proforma


   Net Utility Plant              307,674     (28,907)                   278,767

   Net Non-Utility Property         2,283                                  2,283
   Inv. Subsidiaries               12,959                                 12,959

   Other Investments                  169                                    169
        Total                     323,085     (28,907)                   294,178

   Current Assets                 114,078      54,750     (54,750)       108,378
                                               (5,700)
   Deferred Debits and
     Other Non Current Assets     301,267                                301,267
        Total Assets              738,430      20,143     (54,750)       703,823




Liabilities

Capitalization
   Common Stock                    58,600                 (16,460)        42,140
   Other Paid in Capital           29,528                  (8,290)        21,238
   Retained Earnings               62,620                                 62,620
        Total Common Equity       150,748                 (24,750)       125,998

   Redeemable Pref. Stock           1,500                                  1,500
   Preferred Stock Exp/Premium
   Long Term Debt                 118,117                 (30,000)        88,117
        Total Capitalization      270,365                 (54,750)       215,615

Short term debt
Other Current Liabilities          60,256      11,947                     72,203

Deferred Credits and Other
   Non-current Liabilities        407,809      20,143                    416,005
                                               (7,692)
                                               (4,255)
        Total Liabilities         738,430      20,143     (54,750)       703,823

                     Proforma Adjusting Entries


   Montaup Electric Company                                           Debit         Credit

   (a)  Dr. Current Assets - Cash                                     54,750
         Non-Current Liabilities - Accum def tax - Reg. Liab           7,692
         Non-Current Liabilities - Accum def tax - Bk/Tax timers       4,255
         Cr. Net Plant                                                               28,907
             Current Assets - Fuel + M & S                                            5,700
             Non-Current Liabilities - Regulatory Liability                          20,143
             Current Tax                                                             11,947
        To record the proceeds of the Somerset sale divestiture and associated tax accruals and payment


   (b)  Dr. Common Stock                                              16,460
            Other Paid in Capital                                      8,290
            Long Term Debt                                            30,000
            Cr. Current Assets - Cash                                                54,750
        To record redemption of Montaup securities



   Eastern Edison Company

   (a)  Dr. Current Assets - Cash                                     54,750
            Cr. Investment in Subsidiary                                             54,750
        To record the redemption and repurchase of Montaup securities


   (b)  Dr. Long Term Debt
            8% due 2023                                               40,000
            6.35% due 2003                                             8,000
            Cr. Current Assets - Cash                                                48,000
        To record redemption of Eastern Edison securities


   (c)  Dr. Current Assets - Cash                                     40,000
            Cr. Other Paid in Capital                                                40,000
        To record capital contribution from EUA to Eastern


   (d)  Dr. Long Term Debt - 6.875% due 2003                          40,000
            Cr. Current Assets - Cash                                                40,000
        To record redemption of Eastern Edison securities


   (e)  Dr. Long Term Debt - 7.78% due 2002                           35,000
            Cr. Short Term Debt                                                      35,000
        To record redemption of Eastern Edison securities
         with short term debt


   (f)  Dr. Retained Earnings                                        109,530
            Other Paid in Capital                                     78,005
            Common Stock                                              28,080
            Cr. Investment in Subsidiary                                            215,615
        To record special dividend to EUA of Eastern Edison
         investment in the remaining capitalization of Montaup




   EUA Parent

   (a)  Dr. Investment in Subsidiary                                  40,000
            Cr. Short Term Debt                                                      40,000
        To record capital contribution from EUA to Eastern


   (b)  Dr. Investment in Subsidiary - Montaup                       215,615
            Cr. Investment in Subsidiary - Eastern Edison                           215,615
        To record spin-off of Montaup from Eastern Edison to EUA